UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 4, 2016

iCAD, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-9341	02-0377419
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

98 Spit Brook Road, Suite 100, Nashua, New Hampshire	03062
(Address of Principal Executive Offices)	(Zip Code)

(603) 882-5200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Company’s Annual Meeting of Stockholders held on May 4, 2016, the stockholders of the Company entitled to vote at the meeting voted to (i) elect the nine individuals named below to serve as directors of the Company to hold office until the Annual Meeting of Stockholders to be held in 2017 and until their successors have been duly elected and qualified, (ii) approve the Company’s 2016 Stock Incentive Plan, (iii) not approve, by non-binding advisory vote, the Company’s Say on Pay Vote and (iv) approve to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

1)	The votes cast by stockholders with respect to the election of directors were as follows:

Names of Nominees	Number of Votes For	Number of Votes Withheld	Broker Non-Votes
Dr. Lawrence Howard	7,256,564	115,748	6,300,516
K Kenneth Ferry	7,255,499	116,813	6,300,516
Dr. Rachel Brem	4,389,528	2,982,784	6,300,516
Anthony Ecock	6,763,147	609,165	6,300,516
Dr. Robert Goodman	7,083,195	289,117	6,300,516
Steven Rappaport	7,254,044	118,268	6,300,516
Andrew Sassine	7,284,023	88,289	6,300,516
Somu Subramaniam	4,380,658	2,991,654	6,300,516
Dr. Elliot Sussman	4,015,249	3,357,063	6,300,516

2)	The votes cast by stockholders with respect to the iCAD, Inc. 2016 Stock Incentive Plan:

5,740,403 shares FOR the proposal, 1,595,685 shares AGAINST the proposal, 36,224 ABSTENTIONS and 6,300,516 BROKER NON-VOTES.

3)	The votes cast by stockholders with respect to the non-binding advisory vote on executive officer compensation were as follows:

3,021,140 shares FOR the proposal, 4,286,271 shares AGAINST the proposal, 64,901 ABSTENTIONS and 6,300,516 BROKER NON-VOTES.

4)	The votes cast by stockholders with respect to the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 were as follows:

13,520,374 shares FOR the proposal, 115,734 shares AGAINST the proposal and 36,730 ABSTENTIONS.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

iCAD, INC. (Registrant)

By:	/s/ Kevin Burns
Kevin Burns
President, Chief Financial Officer & Chief Operating Officer

Date: May 6, 2016